UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2008 (May 16, 2008)

Peoples Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-29949	31-1686242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 West Chester Road

West Chester, Ohio 45069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (513) 870-3530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas J. Noe was appointed as Chief Financial Officer of Peoples Community Bancorp, Inc. (the “Registrant”) effective May 16, 2008.

Mr. Noe, who is 48 years old, has served as Treasurer and Executive Vice President of the Registrant since 2002. Previously, Mr. Noe served as Chief Financial Officer and Treasurer of the Registrant between 2000 and 2002.

The Registrant and Peoples Community Bank, as employers, had previously entered into an employment agreement with Mr. Noe. The term of Mr. Noe’s employment agreement is extended each year for a successive additional one-year period upon the approval of the Boards of Directors, unless either party elects, not less than sixty (60) days prior to the annual anniversary date, not to extend the employment term. Following a change in control of the Registrant, the employment agreement entitles Mr. Noe to a cash severance amount equal to three times his average annual compensation for the last five calendar years, plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2008

PEOPLES COMMUNITY BANCORP, INC.

By:	/s/ JERRY D. WILLIAMS
Jerry D. Williams
President and Chief Executive Officer